Exhibit 99.1

For more information contact: Jennifer Jarman The Blueshirt Group 415-217-5866 jennifer@blueshirtgroup.com

Synaptics Reports Record Revenue in Third Quarter Fiscal 2013

•	Revenue up 24% year-over-year, driven by strength of mobile smartphone products

Santa Clara, CA – April 25, 2013 – Synaptics (NASDAQ: SYNA), a leading developer of human interface solutions, today reported financial results for its third quarter ended March 31, 2013.

Net revenue for the third quarter of fiscal 2013 was $163.3 million, an increase of 24% compared with $131.7 million for the comparable quarter last year. Net income for the third quarter of fiscal 2013 was $36.4 million, or $1.07 per diluted share, and reflects the benefit of a non-recurring, non-cash tax item of $15.8 million, compared with net income of $11.4 million, or $0.33 per diluted share, for the comparable quarter last year.

Non-GAAP net income for the third quarter of fiscal 2013 was $27.0 million, or $0.79 per diluted share, compared with non-GAAP net income of $17.9 million, or $0.51 per diluted share, for the third quarter of fiscal 2012. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)

“We are extremely pleased to report record revenue during the third quarter,” stated Rick Bergman, President and CEO. “The continued adoption of our solutions by a broad base of key customers is a testament to the strength of our technology leadership and has enabled us to diversify our business through increased penetration of the rapidly growing mobile touchscreen market. As the market leader in capacitive touch solutions, we believe Synaptics is well-positioned to drive long-term, profitable growth.”

Third Quarter 2013 Business Metrics

•	Revenue mix from mobile and PC products was approximately 64% and 36%, respectively.

•	Revenue from mobile products totaled $104.7 million and was up 57.2% year-over-year. Mobile products revenue includes all touchscreen and video display products.

•	Revenue from PC products totaled $58.6 million, a decrease of 9.9% year-over-year.

•	Gross margin was 49.6%, an increase of 240 basis points year-over-year.

Cash at March 31, 2012 was $315.5 million. Cash flow from operations for the third quarter of fiscal 2013 was $24.7 million.

Kathy Bayless, CFO, added, “Considering our backlog of approximately $124.0 million, customer forecasts, and the resulting expected product mix, we anticipate revenue to be in the range of $190.0 million to $205.0 million for the June quarter, an increase of 38% to 49% on a year-over-year basis. Our strong June quarter backlog and outlook reflects a steep ramp of new designs across multiple mobile customers.”

Earnings Call Information

The Synaptics third quarter fiscal 2013 teleconference and webcast is scheduled to begin at 2:00 p.m., Pacific Time, on Thursday, April 25, 2013, during which the company will provide forward-looking information. To participate on the live call, analysts and investors should dial 877-941-2068 at least ten minutes prior to the call. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.

About Synaptics Incorporated

As a leading developer of human interface solutions which enhance the user experience, Synaptics provides the broadest touch solutions portfolio in the industry. The ClearPad™ family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets, and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad™, is integrated into the majority of today’s notebook PCs. Synaptics’ wide portfolio also includes ThinTouch™, supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com

Synaptics, ClearPad, TouchPad, ClickPad, ForcePad, ThinTouch, and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

Use of Non-GAAP Financial Information

In evaluating its business, Synaptics considers and uses net income excluding share-based compensation and certain non-cash or non-recurring items as a supplemental measure of operating performance. Net income excluding share-based compensation and certain non-cash or non-recurring items is not a measurement of the company’s financial performance under GAAP and should not be considered as an alternative to GAAP net income. The company presents net income excluding share-based compensation and certain non-cash or non-recurring items because it considers it an important supplemental measure of its performance. The company believes this measure facilitates operating performance comparisons from period to period by eliminating potential differences in net income caused by the existence and timing of share-based compensation charges and certain non-cash or non-recurring items. Net income excluding share-based compensation and certain non-cash or non-recurring items has limitations as an analytical tool and should not be considered in isolation or as a substitute for the company’s GAAP net income. The principal limitations of this measure are that it does not reflect the company’s actual expenses and may thus have the effect of inflating its net income and net income per share.

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding the company’s belief that the continued adoption of its solutions by a broad base of key customers is a testament to the strength of its technology leadership and has enabled it to diversify its business through increased penetration of the rapidly growing mobile touchscreen market; the company’s belief that it is the market leader in capacitive touch solutions and that it is well positioned to drive long-term, profitable growth; and the company’s anticipated revenue for the June quarter, including its expectation that the June quarter outlook reflects a steep ramp of new designs across multiple mobile customers. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ products, (b) market demand for OEMs’ products using Synaptics’ solutions, (c) changing market demand trends in the markets Synaptics serves, (d) the success of Synaptics’ customers’ products that utilize Synaptics’ product solutions, (e) the development and launch cycles of Synaptics’ customers’ products, (f) market pressures on selling prices, (g) changes in product mix, (h) the market acceptance of Synaptics’ product solutions compared with competitors’ solutions, (i) general economic conditions, including consumer confidence and demand, and (j) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2012. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

(Tables to Follow)

SYNAPTICS INCORPORATED

CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(Unaudited)

	March 31,	June 30,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$315,513	$305,005
Accounts receivables, net of allowances of $567	106,700	104,140
Inventories	43,911	31,667
Prepaid expenses and other current assets	4,873	5,365

Total current assets	470,997	446,177
Property and equipment at cost, net	47,988	24,903
Goodwill	20,695	18,995
Purchased intangibles	13,372	12,800
Non-current auction rate securities	15,801	15,321
Other assets	27,939	23,309

Total assets	$596,792	$541,505

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$60,097	$55,220
Accrued compensation	16,321	12,642
Income taxes payable	11,512	11,221
Other accrued liabilities	34,365	26,515

Total current liabilities	122,295	105,598
Notes payable	2,305	2,305
Other liabilities	17,518	36,812
Commitments and contingencies
Stockholders’ equity:
Preferred stock; $.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.001 par value; 120,000,000 shares authorized; 49,446,155 and 48,680,348 shares issued, and 32,421,623 and 32,896,256 shares outstanding, respectively	49	49
Additional paid in capital	504,440	471,569
Less: 17,024,532 and 15,784,092 treasury shares, respectively, at cost	(445,165)	(413,885)
Accumulated other comprehensive income	4,678	1,998
Retained earnings	390,672	337,059

Total stockholders’ equity	454,674	396,790

Total liabilities and stockholders’ equity	$596,792	$541,505

SYNAPTICS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
Net revenue	$163,324	$131,705	$433,405	$410,621
Cost of revenue	82,241	69,525	222,722	218,458

Gross margin	81,083	62,180	210,683	192,163
Operating expenses
Research and development	36,740	29,415	103,799	87,478
Selling, general, and administrative	20,183	18,031	58,099	52,461
Acquired intangibles amortization	262	—	763	—
Change in contingent consideration	237	—	1,100	—

Total operating expenses	57,422	47,446	163,761	139,939

Operating income	23,661	14,734	46,922	52,224
Interest income	197	231	640	682
Interest expense	(4)	(4)	(13)	(13)
Impairment recovery on investments	—	46	—	59

Income before (benefit)/provision for income taxes	23,854	15,007	47,549	52,952
(Benefit)/provision for income taxes	(12,592)	3,561	(6,064)	11,108

Net income	$36,446	$11,446	$53,613	$41,844

Net income per share:
Basic	$1.13	$0.34	$1.65	$1.27

Diluted	$1.07	$0.33	$1.58	$1.22

Shares used in computing net income per share:
Basic	32,234	33,389	32,552	32,935

Diluted	34,135	35,179	33,843	34,374

SYNAPTICS INCORPORATED

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2013	2012	2013	2012
GAAP gross margin	$81,083	$62,180	$210,683	$192,163
Share-based compensation	249	313	690	903

Non-GAAP gross margin	$81,332	$62,493	$211,373	$193,066

GAAP gross margin - percentage of revenue	49.6%	47.2%	48.6%	46.8%
Share-based compensation - percentage of revenue	0.2%	0.2%	0.2%	0.2%

Non-GAAP gross margin - percentage of revenue	49.8%	47.4%	48.8%	47.0%

GAAP research and development expense	$36,740	$29,415	$103,799	$87,478
Share-based compensation	(3,993)	(3,769)	(11,783)	(11,209)

Non-GAAP research and development expense	$32,747	$25,646	$92,016	$76,269

GAAP selling, general, and administrative expense	$20,183	$18,031	$58,099	$52,461
Share-based compensation	(3,991)	(4,915)	(12,233)	(13,551)

Non-GAAP selling, general, and administrative expense	$16,192	$13,116	$45,866	$38,910

GAAP operating income	$23,661	$14,734	$46,922	$52,224
Acquired intangibles amortization	262	—	763	—
Change in contingent consideration	237	—	1,100	—
Share-based compensation	8,233	8,997	24,706	25,663

Non-GAAP operating income	$32,393	$23,731	$73,491	$77,887

GAAP net income	$36,446	$11,446	$53,613	$41,844
Impairment recovery on investments	—	(46)	—	(59)
Acquired intangibles amortization	262	—	763	—
Change in contingent consideration	237	—	1,100	—
Share-based compensation	8,233	8,997	24,706	25,663
Tax adjustments	(18,168)	(2,539)	(22,745)	(7,419)

Non-GAAP net income	$27,010	$17,858	$57,437	$60,029

GAAP net income per share - diluted	$1.07	$0.33	$1.58	$1.22
Impairment recovery on investments	—	—	—	—
Acquired intangibles amortization	0.01	—	0.02	—
Change in contingent consideration	0.01	—	0.03	—
Share-based compensation	0.24	0.25	0.73	0.75
Tax adjustments	(0.54)	(0.07)	(0.66)	(0.22)

Non-GAAP net income per share - diluted	$0.79	$0.51	$1.70	$1.75